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EXHIBIT 99.1

[IES LOGO]                     NEWS RELEASE

                               Contacts:   H. Roddy Allen, CEO
                                           Integrated Electrical Services, Inc.
                                           713-860-1500

                                           Ken Dennard / ksdennard@drg-e.com
                                           Karen Roan / kcroan@drg-e.com
                                           DRG&E / 713-529-6600

                    INTEGRATED ELECTRICAL SERVICES ANNOUNCES
                              SALE OF BUSINESS UNIT

      HOUSTON -- DECEMBER 2, 2004 -- Integrated Electrical Services, Inc. (NYSE:
IES) today announced that it had completed the sale of substantially all of the assets of a commercial business for total cash consideration of approximately $4.0 million. This unit, based in Alabama, was one of the units contemplated in the company's October 28, 2004 press release which indicated that IES planned divestitures with combined fiscal year 2004 revenues of approximately $289 million.

      Roddy Allen, IES CEO commented, "I am pleased to announce this initial sale, as it is part of our previously announced strategic plan to improve IES' profitability and operating efficiency. We intend to update the market on our divestiture progress on a regular basis." The unit sold had fiscal year 2004 revenues of $19.0 million and an operating loss of $410 thousand. The net proceeds from this sale will be used to retire IES' senior secured indebtedness.

      Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q/10-K and associated defaults under the Company's debt and financial covenants, potential difficulty in addressing material weaknesses in the Company's accounting systems that have been identified to the Company by its

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independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, the size of a recent verdict may result in a default under the Company's credit facility and senior subordinated notes, the potential inability to obtain waivers from its credit facility participants and senior subordinated note holders it could have a material adverse impact on the Company's financial position, results of operations or cash flows, potential limitations on access to the line under the credit facility, litigation and appellate risks and uncertainties, inability to provide a bond to avoid execution on any judgment entered, the recent verdict could increase customers' demand for surety bonding, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with its surety bonding company to provide sufficient bonding capacity, the uneconomic collateral requirements of the surety in order to obtain surety bonding, risk associated with failure to provide surety bonds on jobs where the company has commenced work or is otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2003.

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